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                                                                      Exhibit 23


                     CRAY RESEARCH, INC. AND SUBSIDIARIES

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cray Research, Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-8 (File numbers 2-99254; 33-42914; 33-8633; 33-32602; 33-49396;
33-49398; 33-25858; 33-33374; 33-33375; 33-62410; 33-62414; 33-55361;
33-58451; 33-58453 and 33-64483) of Cray Research, Inc. of our report dated January 24, 1996 relating to the consolidated balance sheets of Cray Research, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report is included in this Form 8-K Current Report filed by Cray Research, Inc. on February 29, 1996.


                                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 29, 1996